UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 26, 2014
(Date of earliest event reported)

UNION BANKSHARES CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Bylaws

On June 26, 2014, the Board of Directors of Union Bankshares Corporation (the “Company”) approved certain amendments to its Bylaws, effective June 26, 2014.

The following changes were made to the Bylaws:

Section 9 of Article II was deleted in its entirety; that section related to composition of the Company’s Board of Directors and stated as follows:

SECTION 9. BOARD COMPOSITION.

(a)         Effective as of the Effective Date (as defined in the Agreement and Plan of Reorganization, dated as of June 9, 2013, by and between Union First Market Bankshares Corporation and StellarOne Corporation (“StellarOne”), as the same may be amended from time to time (the “Merger Agreement”)), and notwithstanding any other provision of these Bylaws that may be to the contrary, the Board of Directors of the Corporation shall be comprised of nineteen directors, of which eleven shall be members of the Board of Directors of the Corporation prior to the Effective Date chosen by the Corporation prior to the Effective Date (each a “Union Director” and collectively the “Union Directors”), and eight shall be members of the Board of Directors of StellarOne prior to the Effective Date who are designated by StellarOne prior to the Effective Date by StellarOne, subject to the consent of Union which shall not be unreasonably withheld, to serve as directors of the Corporation (each a “StellarOne Director” and collectively the “StellarOne Directors”). The Union Directors and the StellarOne Directors shall be apportioned among the three classes of the Board of Directors of the Corporation in a manner as nearly equal as possible.

(b)       From and after the Effective Date through the third anniversary of the Effective Date, all vacancies on the Board of Directors of the Corporation created by the cessation of service of a Union Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining Union Directors, and all vacancies on the Board of Directors of the Corporation created by the cessation of service of a StellarOne Director shall be filled by a nominee proposed to the nominating committee of the Board of Directors of the Corporation by a majority of the remaining StellarOne Directors, as applicable.

(c)       All directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of the Union Directors shall be considered “Union Directors” for purposes of this Article II, Section 9, and all directors so nominated and appointed or elected to the Board of Directors of the Corporation by proposal of StellarOne Directors shall be considered “StellarOne Directors” for purposes of this Article II, Section 9.

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(d)       From and after the Effective Date through the third anniversary of the Effective Date, the provisions of this Section 9 may be modified, amended or repealed, and any Bylaw provision inconsistent with the provisions of this Section 9 may be adopted, only by an affirmative vote of the StellarOne Directors. This Section 9 will automatically terminate and be deemed repealed in full effective as of the third anniversary of the Effective Date without any further action by the Board of Directors of the Corporation. In the event of any inconsistency between any provision of this Section 9 and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of this Section 9 are intended to control.

* * *

In addition to being approved by the Board of Directors, the amendment was approved by the legacy StellarOne Corporation directors voting separately.

The foregoing description of the amendments to the Bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the Bylaws of the Company, as amended, a copy of which is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Bylaws of Union Bankshares Corporation, as amended as of, June 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: July 1, 2014	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

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